Exhibit 99.1

Investor Relations Department Phone: 1-646-290-6400 TTC Group	Earnings News

FOR IMMEDIATE RELEASE

AROTECH CORPORATION REPORTS RESULTS
FOR THE THIRD QUARTER AND FIRST NINE MONTHS, 2011
__________

Third quarter revenues up dramatically –

Company anticipates GAAP profit in Q4

Ann Arbor, Michigan, November 14, 2011 – Arotech Corporation (NasdaqGM: ARTX), a provider of quality defense and security products for the military, law enforcement and homeland security markets, today reported results for the quarter and nine months ended September 30, 2011.

Third Quarter Results

Revenues for the third quarter reached $26.2 million, compared to $16.4 million for the corresponding period in 2010, an increase of 60.2% over the same period last year.

Gross profit for the quarter was $5.1 million, or 19.4% of revenues, compared to $4.1 million, or 25.1% of revenues, for the corresponding period last year, a 5.7 point decrease in the gross margin percentage.

Adjusted Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the third quarter was $72,000, compared to $(219,000) for the corresponding period last year. Arotech believes that information concerning Adjusted EBITDA enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA, which is a non-GAAP financial measure, as reflected in the table below.

The net loss for the third quarter was $(1.5) million, or $(0.11) per share, versus a net loss of $(1.1) million, or $(0.08) per share, for the corresponding period last year.

“We are pleased that our strategy of aggressively pursuing the U.S. Army VCTS bid has allowed us to increase revenues dramatically,” stated Arotech Chairman and CEO Robert S. Ehrlich. “We expect this growth in our Simulation Division to continue for the next few years, which is particularly comforting in an environment when Defense Department expenditures are being considered for cuts” continued Ehrlich. “While margins are lower than our historical levels, this is part of our strategy to win this critical bid and position us as a prime supplier for future contracts like the Army’s Common Driver Training program,” concluded Ehrlich.

First Nine Months Results

Revenues for the first nine months of 2011 reached $53.8 million, compared to $56.4 million for the corresponding period last year, a decrease of 4.6% over the same period last year.

Gross profit for the first nine months of 2011 was $11.4 million, or 21.2% of revenues, compared to $15.5 million, or 27.6% of revenues, for the corresponding period last year, a 6.4 point decrease in the gross margin percentage.

Adjusted Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) for the first nine months of 2011 was $(2.7) million, compared to $2.1 million for the corresponding period last year. Arotech believes that information concerning Adjusted EBITDA enhances overall understanding of its current financial performance. Arotech computes Adjusted EBITDA, which is a non-GAAP financial measure, as reflected in the table below.

The net loss for the first nine months of 2011 was $(6.2) million, or $(0.45) per share, versus a net loss of $(656,000), or $(0.05) per share, for the corresponding period last year.

Backlog

Backlog of orders totaled approximately $99.2 million as of September 30, 2011, as compared to $42.2 million at September 30, 2010 and $44.0 million as of December 31, 2010.

Cash Position at Quarter End

As of September 30, 2011, the Company had $1.8 million in cash and $1.8 million in restricted collateral deposits, as compared to December 31, 2010, when the Company had $6.3 million in cash and $1.8 million in restricted collateral deposits and $399,000 in available for sale securities.

Short- and long-term borrowings were $2.7 million at the end of the first nine months of 2011 compared to $4.9 million at the end of 2010. The Company also had $3.9 million available in unused bank lines of credit at the Company’s primary bank in the U.S. at quarter end.

The Company had trade receivables of $10.4 million as of September 30, 2011, compared to $13.8 million as of December 31, 2010. The Company had a current ratio (current assets/current liabilities) of 1.46 as of September 30, 2011 and 1.74 as of December 31, 2010.

Guidance

For the full year 2011, Arotech anticipates that revenues could range from $85 million to $88 million, with positive adjusted EBITDA (management no longer anticipates that adjusted EBITDA will approach last year’s $2.9 million).

For 2012, Arotech anticipates that revenues could increase significantly and could range from $95 million to $100 million, with a significant increase in EBITDA, which could range from $3.75 million to $5.0 million, including the possibility of reaching GAAP profitability.

Conference Call

The Company will host a conference call Monday, November 14, 2011 at 5:00 p.m. EST. Those wishing to access the conference call should dial 1-877-407-0778 (U.S.) or 1-201-689-8565 (international) a few minutes before the 5:00 p.m. EST start time. A replay of the conference call will be available starting Monday, November 14, 2011 at 6:30 p.m. EST until Monday, November 21, 2011 at 11:59 p.m. The replay telephone number is 1-877-660-6853 (U.S) and 1-201-612-7415 (international). The replay ID pass code for both the call and the replay is 382113 and the account number is 286.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets. Arotech provides multimedia interactive simulators/trainers, lightweight armoring and advanced zinc-air and lithium batteries and chargers. Arotech operates through three major business divisions: Training and Simulation, Battery and Power Systems, and Armor.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan and research, development and production subsidiaries in Alabama, Michigan and Israel.

CONTACT:

Victor Allgeier, TTC Group, (646) 290-6400, vic@ttcominc.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

TABLES TO FOLLOW

AROTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine months ended September 30,		Three months ended September 30,
	2011	2010	2011	2010
Revenues	$53,810,515	$56,412,256	$26,212,048	$16,358,002

Cost of revenues, exclusive of amortization of intangibles	42,407,872	40,867,601	21,135,336	12,257,143
Research and development expenses	1,735,787	2,250,407	722,934	671,910
Selling and marketing expenses	4,269,160	4,122,249	1,436,893	1,524,955
General and administrative expenses	9,516,668	8,397,367	3,567,046	2,525,448
Amortization of intangible assets and capitalized software	1,442,519	1,281,233	481,220	442,327
Total operating costs and expenses	59,372,006	56,918,857	27,343,429	17,421,783

Operating loss	(5,561,491)	(506,601)	(1,131,381)	(1,063,781)

Other income	12,104	104,886	13,645	43,668
Allowance for settlements, net	–	500,000	–	–
Financial income (expense), net	(409,704)	(104,963)	(408,017)	102,747
Total other income (expense)	(397,600)	499,923	(394,372)	146,415
Loss before income tax expense	(5,959,091)	(6,678)	(1,525,753)	(917,366)

Income tax expense	281,335	649,138	89	189,998
Net loss	$(6,240,426)	$(655,816)	$(1,525,842)	$(1,107,364)

Basic and diluted net loss per share	$(0.45)	$(0.05)	$(0.11)	$(0.08)

Weighted average number of shares used in computing basic and diluted net loss per share	13,922,270	13,216,861	14,216,701	13,336,353

Reconciliation of Non-GAAP Financial Measure

To supplement Arotech’s consolidated financial statements presented in accordance with GAAP, Arotech uses a non-GAAP measure, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance and its progress towards GAAP profitability. Reconciliation of EBITDA to the nearest GAAP measure follows:

EBITDA
	Nine months ended September 30,		Three months ended September 30,
	2011	2010	2011	2010
Operating profit (loss) (GAAP measure)	$(6,240,426)	$(655,816)	$(1,525,842)	$(1,107,364)
Add back:
Financial expenses, net	409,704	104,963	408,017	(102,747)
Income tax expenses	281,335	649,138	89	189,998
Depreciation and amortization expense	2,362,784	2,203,979	797,667	1,077,469
Other non-operating expenses*	526,884	(200,693)	392,425	(276,314)
Total adjusted EBITDA (non-GAAP measure)	$(2,659,719)	$2,101,571	$72,356	$(218,958)
* Includes stock compensation expense, adjustments to allowances, transactional expenses, and other non-cash expenses.

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